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                                                                     EXHIBIT 5.1
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                 [Letterhead of Meitar, Liquornik, Geva & Co.]

                                                               July 26, 2001

ViryaNet Ltd.
5 Kiryat Hamada Street
Science Based Industries Campus
P.O. Box 23052, Har Hotzvim
Jerusalem 91230, Israel


Ladies and Gentlemen:

We have acted as special Israeli counsel to ViryaNet Ltd., a company organized under the laws of the State of Israel (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement"), relating to the issuance and sale to employees, directors and consultants of Ordinary Shares of the Company, par value NIS 0.1 per share (the "Stock Option Shares"). The Stock Option Shares have been reserved for issuance upon exercise of stock options that have been or may be granted under the Company's 1996 Stock Option and Incentive Plan, 1997 Stock Option and Incentive Plan, 1998 Stock Option and Incentive Plan and 1999 Stock Option and Incentive Plan (collectively, the "Stock Option Plans").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

As a basis for the opinions herein set forth, we have examined originals or copies, certified or otherwise identified to our satisfaction of such corporate records of the Company, certificates of directors, officers and representatives of the Company, certificates of public officials and other documents of or pertaining to the Company as we deemed necessary or relevant as a basis for the opinions hereinafter expressed.

In our examination, we have assumed the legal capacity of all relevant natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and due execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein, we did not independently establish or verify any of such facts and we have relied upon statements, representations and certificates of officers and other representatives of the company and others.

Based upon and subject to the foregoing, and subject to the qualifications hereinafter appearing and to any factual matters, documents or events not disclosed to us in our above mentioned examination, we are of the opinion that the Stock Option Shares have been duly and validly authorized for issuance and, when issued and paid for in accordance with the terms of the Stock Option Plans, will be validly issued, fully paid and nonassessable.

This opinion is subject to the following qualifications:

1. This opinion is based on the facts existing on the date hereof and of which we are aware without making any special investigation.

2. We express no opinion as to any laws other than the laws of the State of Israel as the same are in force on the date hereof and we have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction.

3. We render no opinion in relation to any representation made or given in the Registration Statement.

4. This opinion is furnished to you solely in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express prior written permission.

We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.


                              Very truly yours,

                              /s/ Meitar, Liquornik, Geva & Co.

                              Meitar, Liquornik, Geva & Co.